EXHIBIT 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Stein Mart, Inc.:

We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/ KPMG LLP

December 1, 2016

Jacksonville, FL

Certified Public Accountants